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                                                                    EXHIBIT 21.1


                Subsidiaries of the Company

                  Name of Subsidiary                                   Jurisdiction of Incorporation
                  ------------------                                   -----------------------------
                  Melita Finance Corporation                           Delaware
                  Melita Intellectual Property,  Inc.                  Delaware
                  Inventions, Inc.                                     Georgia
                  Melita de Mexico, S. de R.L.de C.V.                  Mexico
                  Support Groups, S. de R.L.de C.V.                    Mexico
                  Melita Europe Limited                                United Kingdom
                  Melita International FSC, Ltd.                       Barbados


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